UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2023, IDEAYA Biosciences, Inc. (the “Company”) announced that it had entered into a Clinical Study Collaboration and Supply Agreement (the “Agreement”), dated November 29, 2023, with Gilead Sciences, Inc. (“Gilead”), pursuant to which the Company and Gilead will collaborate on a portion of the Company’s Phase 1 study for the clinical evaluation of the Company’s IDE397 compound in combination with Gilead’s Trop2-ADC, Trodelvy (the “Combination Study”). Pursuant to the Agreement, the Company is the sponsor of the Combination Study and the Company will provide the Company’s IDE397 compound and will pay for the costs of the Combination Study. Gilead will provide Trodelvy for the Combination Study at no cost to the Company. The Company and Gilead will jointly own clinical data from the Combination Study and all inventions relating to the combined use of IDE397 and Trodelvy. Each party retains commercial rights to its respective compounds, including with respect to use as a monotherapy or combination agent. The Company and Gilead will form a joint steering committee responsible for coordinating all regulatory and other activities under the Agreement.

The foregoing is only a summary description of the terms of the Agreement, does not purpose to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 4, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.
Date: December 4, 2023	By: /s/ Yujiro Hata Yujiro Hata President and Chief Executive Officer